Formf

SEALSQ CORP
F SHARE OPTION PLAN

Assumed by SEALSQ Corp on

[DATE]

INTRODUCTION

SEALSQ Corp is a BVI business company limited by shares incorporated under the laws of the British Virgin Islands with registered number 2095496.

THE PLAN

A.       GENERAL TERMS AND DEFINITIONS

1. Article 1
PURPOSE

1.1.       The purpose of the Plan is to provide Directors and senior management of the Company, its Subsidiaries and its Parent (“Eligible Individuals”) with an opportunity to obtain Options on Shares, thus providing an increased incentive for these Eligible Individuals to contribute to the future success and long-term business value of the Group, enhancing the value of the Shares and increasing the ability of the Company, its Subsidiaries and its Parent to attract and retain individuals of exceptional skills.

1.2.       The Plan governs the conditions and modalities of the grant and exercise of such Options.

2. Article 2

DEFINITIONS - INTERPRETATION

2.1.       In the Plan, the following terms shall have the meanings set forth below:

"Articles of Association"	shall mean the memorandum and articles of association of the Company as amended and restated and as in force from time to time.

"Board of Directors"	shall mean the board of directors of the Company acting collectively.

"Change of Control"	shall mean the acquisition by any person or entity, alone or jointly, of more than 50% of the voting rights of the Company, or as otherwise determined by the Board of Directors.

"Company"	shall mean SEALSQ Corp (with registered number 2095496).

"Compensation Committee"	shall mean the compensation committee elected by the Company's general meeting of shareholders.

"Director"	shall mean a member of the Board of Directors or of the board of directors (or equivalent corporate body) of a Subsidiary or Parent.

"Employee"	shall mean an executive or senior officer or employee of the Company or of a Subsidiary or Parent.

"Exercise Period"	shall mean a period during which Options can be exercised, such period starting on the Vesting Date and ending on the Option Term (if applicable and as confirmed in the Option Agreement).

"Grant Date"	shall mean the date on which Options are granted.

"Group"	shall mean the Company, its Subsidiaries and its Parent.

"Option"	shall mean a right to acquire Shares pursuant to the Plan, in accordance with any Option Agreement and/or as the Board of Directors shall otherwise determine.

"Option Agreement"	shall mean the agreement specifying the terms and conditions at which Options are granted by the Company to a Participant in substantially the form attached as Schedule 1 or in such form as the Board of Directors shall from time to time determine.

"Option Exercise Notice"	shall mean the notice that needs to be given by a Participant when Options are exercised in substantially the form attached as Schedule 2 or any other form determined by the Board of Directors.

"Option Term"	shall mean the term of an Option (if applicable and as confirmed in the Option Agreement).

"Options Grant"	shall mean the number of Options granted to a Participant pursuant to an Option Agreement.

"Parent"	shall mean the parent of the Company, and for the purposes of this Plan, the term parent shall have the meaning ascribed to it by the BVI Business Companies Regulations, 2012.

"Participant"	shall mean an Employee or a Director to whom Options are granted under the Plan.

"Plan"	shall mean this share option plan in its present form or as amended from time to time.

"Shareholders"	shall mean the holders of any Shares of the Company.

"Share Option Plan
Administrator"	shall mean the person or entity appointed by the Board of Directors responsible for giving, receiving and executing notices under the Plan, including, but not limited to, Option Exercise Notices.

"Shares"	shall mean Class F Shares of the Company with a par value of US$0.05 each (Class F Shares), or such other registered shares of the Company as the Board of Directors may in their sole and absolute discretion determine.

"Strike Price"	shall mean the price at which Shares may be purchased by exercising Options.

"Subsidiary"	shall mean a subsidiary of the Company and, for the purposes of this Plan, the term subsidiary shall have the meaning ascribed to it by the BVI Business Companies Regulations, 2012.

"U.S. Securities Act"	shall have the meaning set out in Article 18.

"Vested Option"	shall mean an Option that has vested in accordance with the rules set forth under the Plan and in accordance with the Option Agreement.

"Vesting Date"	shall mean the date upon which an Option vests in accordance with Article 8 and the rules set forth under the Plan, and as confirmed in the Option Agreement.

2.2.       References to any statutory provision are to that provision as amended or re-enacted from time to time and, unless the context otherwise requires, words and expressions denoting the singular shall include the plural (and vice versa) and words and expressions denoting the masculine shall include the feminine (and vice versa).

2.3.       The Plan is valid for the Participants in its entirety only. No statement made in any part of the Plan shall be construed without reference to the Plan as a whole.

2.4.       Headings are inserted for convenience only and shall be disregarded in interpreting the Plan.

3. Article 3

SHARES SUBJECT TO THE PLAN

Shares shall be made available from the authorised but unissued shares of the Company from time to time, or from shares held in treasury by the Company or any of its subsidiaries.

B. ADMINISTRATION

4. Article 4

BOARD OF DIRECTORS

4.1.       Unless otherwise provided in the Plan, the Board of Directors administers the Plan and has full power to construe and interpret the Plan, establish and amend rules and regulations for the administration of the Plan, and perform all other actions relating to the Plan, including the delegation of administrative responsibilities. The Board of Directors may in particular delegate the administration of the Plan to the Compensation Committee or any other duly authorized committee of the Board of Directors, in which case references to the Board of Directors in the Plan shall be construed as referring to the Compensation Committee or to the relevant committee of the Board of Directors respectively. The Board of Directors may also appoint a Share Option Plan Administrator who shall be responsible for giving, receiving and executing the notices set forth in the Plan.

4.2.       All resolutions taken by the Board of Directors pursuant to the provisions of the Plan and related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, the Shareholders, the Participants, the Directors, and the Employees.

4.3.       A member of the Board of Directors shall not vote on any decision regarding any Options granted or to be granted to him or her.

4.4       The costs of introducing and administrating the Plan shall be borne by the Company.

C.       GRANT OF OPTIONS

5. Article 5

ELIGIBILITY AND CONDITIONS OF PARTICIPATION

5.1.       Only Eligible Individuals identified and approved by the Board may be granted Options under the Plan.

5.2.       The Board of Directors shall, at its absolute discretion, select from Eligible Individuals those to be granted Options, and determine the Options Grant, the class of Shares into which the Options are exercisable (i.e., Class F Shares or otherwise), the Strike Price, the Grant Date and any other conditions and/or constraints related to the Options.

5.3.       Options shall be granted to the Participants free of charge. However, all individual taxes, such as income taxes, and the Participant’s part, if any, of any social security contributions, which arise in respect of the Option, including its grant, exercise, assignment, or the receipt of any benefit in connection with it, shall be borne by the Participant.

5.4.       Neither the establishment of the Plan, nor the granting of Options nor any action of the Company or of the Board of Directors shall be held or construed to confer upon any Eligible Individual any legal right to receive or further receive Options. Participation in the Plan in any given year gives no right to participate in any subsequent year.

6. Article 6
PROCEDURE

6.1.       The Board of Directors may adopt any procedures as it thinks fit for the granting of Options.

6.2.       The Board of Directors may, among other procedures: (i) require a Participant to make such declarations or take such other action as may be required for the purpose of any securities, exchange control, taxation or other laws, regulations (including share exchange regulations) or practice that may be applicable to the Company, any of its Subsidiaries, its Parent and/or the Participant at any time under the Plan; (ii) determine that any Option under the Plan shall be subject to additional and/or modified terms and conditions with respect to the granting and terms of exercise as may be necessary to comply with or take account of any securities, exchange control, taxation or other laws, regulations (including share exchange regulations) or practice that may have application to the relevant Participant; or (iii) adopt any supplemental rules or procedures governing the grant or exercise of Options as may be required for the purpose of any securities, exchange control, taxation or other laws or regulations (including share exchange regulations) that may be applicable to the Company, any of its Subsidiaries, its Parent and/or a Participant.

7. Article 7

OPTION AGREEMENT

7.1.       The granting of Options under the Plan and the terms thereof shall be subject to the execution of an Option Agreement.

7.2.       Each Option shall entitle the Participant to purchase one Share (Class F Share or otherwise, as determined by the Board of Directors) at the Strike Price subject to the conditions specified in the Option Agreement and this Plan.

7.3.       The Option Agreement shall include details of the Options Grant, the class of Shares into which the Options are exercisable (i.e., Class F Shares or otherwise), the Strike Price, the Grant Date and any other conditions.

8. Article 8

VESTING DATE

8.1.       Subject to limitations of applicable securities laws and regulations, an Options Grant shall vest on such date and in such manner as the Board of Directors shall in their sole and absolute discretion determine.

8.2.       The Vesting Date, including the specific arrangements for any gradual vesting period, shall be notified to the Participant in the Option Agreement.

8.3.       For the avoidance of doubt, the Directors may determine that an Options Grant (whether in whole or in part) will vest immediately on the Grant Date.

9. Article 9

EXERCISE PERIOD

9.1.       Subject to limitations of applicable securities laws and regulations, the Board of Directors may in their sole and absolute discretion determine specific conditions relating to the exercise of Vested Options, including the introduction of an Exercise Period with an Option Term. Such conditions shall be notified to the Participant in the Option Agreement.

10.  Article 10

EXERCISE OF OPTIONS

10.1.   After the Vesting Date (and during the Exercise Period, if applicable) and subject to the provisions of the Plan, notably Article 12, and the Option Agreement, the Participant may exercise Vested Options in whole or in part, and at one or more times.

10.2.   To exercise Vested Options in accordance with Article 10.1, the Participant must give the Company a completed Option Exercise Notice in the prescribed form detailed at Schedule 2.

10.3.   The Participant shall make full payment of the Strike Price for the exercised Vested Options in the manner determined by the Board of Directors.

10.4.    Subject to Article 10.5, the exercising Participant shall receive, as soon as practicable and in any event within five business days after receipt by the Company or the person acting on its behalf of an Option Exercise Notice, the number of Shares for which Options are exercised.

10.5.	The Company shall not deliver any Shares until full payment of the Strike Price by the Participant.

D.           LIMITATIONS ON TRANSFER

11. Article 11

TRANSFERABILITY OF OPTIONS AND SHARES

11.1.   Except in accordance with applicable inheritance or matrimonial property law, the Options may not be sold, encumbered, assigned or otherwise transferred.

11.2.   Any purported sale, assignment or transfer of Options in violation of this Article 11 shall be null and void. If the Participant attempts to sell, assign, transfer or place any charge or other security interest over an Option, unless with the written consent of the Board of Directors, the Option shall lapse immediately.

11.3.	Shares purchased upon exercise of Options may be subject to sales restrictions according to applicable securities laws and regulations and according to the limitations which may be determined by the Board of Directors from time to time.

E.            FORFEITURE OF RIGHTS

12. Article 12

TERMINATION OF CONTRACTUAL RELATIONSHIP/BREACHES

12.1.	Except as permitted by the remaining terms of Article 12:

-	Where a Participant gives or receives notice of termination of employment or directorship with the Company, any of its Subsidiaries or its Parent (whether or not lawful) or the Participant otherwise ceases employment or directorship with the Company, any of its Subsidiaries or its Parent (whether or not following notice); or

-	Upon breach by the Participant of any material obligations set out in any agreement dealing with the Participant's contractual relationship with the Company, any of its Subsidiaries or its Parent (including, for the avoidance of doubt, a contract of employment), as entered into or amended from time to time, and/or any provisions of applicable laws and regulations as a consequence of which the Company may not be expected in good faith to continue the existing contractual relationship with the Participant, all Options (including, for the avoidance of doubt, Vested Options) held by the Participant shall be immediately forfeited without value, unless otherwise stated in writing by the Board of Directors (in its sole and absolute discretion).

12.2.	Where termination of the Participant’s employment or contractual relationship with the Company, any of its Subsidiaries or its Parent is due to any of the following reasons, all Options that are not Vested Options held by such Participant shall be immediately forfeited without value, while Vested Options may be exercised by the Participant pursuant to the Plan during a period of six months after the end of the employment or contractual relationship (unless otherwise stated in writing by the Board of Directors in its sole and absolute discretion):

12.2.1.	Injury;

12.2.2.	Ill health;

12.2.3.	Disability;

12.2.4.	Retirement.

The Vested Options shall lapse and be forfeited without value at the end of the six month period specified in this Article 12.2 to the extent not exercised.

12.3.	For the purposes of Article 12.2, the determination of whether a Participant’s employment or contractual relationship has been terminated due to a legitimate injury, ill-health and/or disability shall be made by the Board of Directors or Compensation Committee, as the case may be, based upon such evidence as it deems necessary and appropriate.

12.4.	Upon the death of a Participant, all Options that are not Vested Options held by such Participant shall be immediately forfeited without value, while Vested Options may be exercised by the Participant's estate (or by the person(s) who acquired the right to exercise the Option(s) by bequest or inheritance or otherwise by applicable inheritance laws) pursuant to the Plan during a period of six months following the death of the Participant. If the Vested Options are not exercised during this period, the Vested Options shall lapse and shall be forfeited without value.

12.5.   For the avoidance of doubt, a Participant who ceases to be an Employee or a Director for any reason other than death or a reason specified in Article 12.2 may not exercise their Option unless the Board determines otherwise (as outlined in Article 12.1).

12.6.   A Participant may not exercise an Option at any time:

12.6.1.	when its exercise is prohibited by any law, regulation, or any securities, exchange control, taxation or other laws or regulations (including share exchange regulations) that may be applicable to the Company, any of its Subsidiaries, its Parent and/or a Participant;

12.6.2.       when the Participant is declared bankrupt, or has an arrangement or composition with or for the benefit of his/her creditors, or has any judgment executed on any of his/her assets;

12.6.3.	while subject to ongoing disciplinary proceedings by the Company, any Subsidiary or Parent;

12.6.4.	while the Company, any Subsidiary or Parent is investigating the Participant’s conduct and may as a result begin disciplinary proceedings;

12.6.5.       while there is a breach of the Participant’s employment contract that is a potentially fair reason for dismissal;

12.6.6.      while in breach of a fiduciary duty owed to the Company, any Subsidiary or Parent;

12.6.7.      after ceasing to be an Employee or Director (as the case may be), if there was a breach of the employment or fiduciary duties that (in the reasonable option of the Board) would have prevented exercise of the Option has the Company been aware (or fully aware) of that breach and of which the Company was not aware (or not fully aware) until after the Participant ceases to be an Employee or Director (as applicable) and the time (if any) when the Board decided to permit the exercise of the Option.

12.7.   If a Participant is unable to exercise an Option due to the application of Article 12.6.3 or Article 12.6.4, following the conclusion of any disciplinary proceedings or investigation, the Board shall determine whether the Option is exercisable. If so, the Option will be exercisable, subject to this Plan, on the date of such determination.

12.8.   A Participant shall have no right to compensation or damages on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from:

12.8.1.      termination of office, employment with, or engagement by; or

12.8.2.      notice to terminate office, employment or engagement given by or to,

the Company, any Subsidiary or Parent. This exclusion of liability shall apply however termination of office, employment or engagement, or the giving of notice, is caused and however compensation or damages may be claimed.

13. Article 13

TRANSFER / LEAVE OF ABSENCE

13.1.	A transfer of an Employee between the Company and a Subsidiary or Parent, or a leave of absence for military service, sickness, pregnancy, paternity, adoption, parental leave, or for any other purpose approved by the Board of Directors, shall not be deemed a termination of employment.

13.2.   If employment is terminated during a leave of absence in accordance with Article 13.1, the provisions of Article 12 shall be applicable.

F.       GENERAL PROVISIONS

14. Article 14

NO (CONTINUED) EMPLOYMENT OR CONTRACTUAL RELATIONSHIP

14.1.   Neither the establishment of the Plan, nor the granting of Options, nor any action of the Company, the Board of Directors, the Share Option Plan Administrator, Parent or a Subsidiary shall be held or construed to confer upon any Participant any legal right to continue to be employed by the Company, any of its Subsidiaries or its Parent or to remain in a contractual relationship with the Company, any of its Subsidiaries or its Parent, each of which expressly reserves the right to discharge any Employee or Director whenever the interest of any such company in its sole discretion may so require without liability to such company or to the Board of Directors, except as to any rights which may be expressly conferred upon such Participant under the Plan.

14.2.   The mere fact of participating in the Plan shall in no circumstances whatsoever be construed as an employment agreement, or any similar agreement, between the Participant and the Company.

14.3.   The establishment and participation in the Plan (or any action which arises in respect of the Plan) shall in no circumstances whatsoever cause the British Virgin Islands Labour Code 2010 to apply to the employment or engagement of the Participant.

14.4.   The rights and obligations of any Participant under the terms of their office, employment or engagement with the Company (or any Subsidiary or Parent) shall not be affected by being a Participant.

14.5.   The value of any benefit realised under the Plan by Participants shall not be taken into account in determining any pension or similar entitlements.

15.  Article 15

ADJUSTMENT DUE TO CORPORATE EVENTS

15.1.   The number of Options, the Strike Price or any of them shall be subject to adjustment by the Company to reflect any split or combination of the Shares, and such readjustment shall be final and binding.

16.  Article 16

AMENDMENT AND TERMINATION

16.1.   The Board of Directors may amend, suspend or discontinue the Plan at any time.

16.2.   If the Board of Directors considers that a Change of Control is likely to occur, the Board of Directors may decide that any Option held by a Participant shall vest immediately (if not already vested), and that any Vested Option held by a Participant may be exercised with immediate effect and within a reasonable period specified by the Board, ending immediately before the applicable Change of Control takes place. The Board of Directors shall have discretion to determine that an Option that is not exercised by the end of that period shall lapse.

16.3.   The Options granted under the Plan shall be subject to such further rules and regulations as the Company may adopt with respect to its equity incentive plans from time to time, and each Participant agrees to enter into such further documents, as the Company may require. The Company may also require the Participant to enter into such further documents with respect to the holding and transfer of any Shares subject to the Options described herein as may be necessary or appropriate at the sole discretion of the Company.

16.4.	Amendment, suspension or discontinuity of the Plan shall be communicated by the Board of Directors to all Participants.

17.  Article 17

TAXES INDEMNIFICATION

17.1.   The Participant shall indemnify the Company against any tax, including employment and social security taxes, arising in respect of the granting or the exercise of Options which is a liability of the Participant but for which the Company is required to account under the laws of any relevant territory.

17.2.   The Company may recover the tax from the Participant in such manner as the Board of Directors thinks fit including, but not limited to: (i) withholding portion of the Options and selling the same; (ii) deducting the necessary amount from the Participant's remuneration; or (iii) requiring the Participant to account directly to the Company for such tax.

18.  Article18

U.S. SECURITIES LAW PROVISIONS

18.1.   The Shares to be received upon exercise of the Options have not been, and will not be, registered under the U.S. Securities Act of 1993 (the "U.S. Securities Act") or the laws of any state of the United States and may not be offered or sold within the United States. Accordingly, any Options that are granted to Participants resident in the United States will be granted only pursuant to exemptions from registration under the U.S. Securities Act. As a result, certain Participants resident in the United States may be required to make representations to the Company at the time of grant and at the time of exercise of their Options to ensure compliance with the U.S. Securities Act. In addition, the Shares to be received upon exercise of the Options may constitute “restricted securities” under the U.S. Securities Act and may not be pledged, reoffered or resold in the United States or to, or for the account or benefit of U.S. persons except in transactions exempts from, or not subject to, the registration requirements of the U.S. Securities Act. Neither the US Securities and Exchange Commission nor any state securities commission in the United States has approved or disapproved this Plan or determined if this Plan is truthful or complete.

19.  Article 19

APPLICABLE LAW

19.1.   The Plan and any related document shall be governed by and construed exclusively in accordance with the laws of the British Virgin Islands.

19.2.   The courts of the British Virgin Islands shall have exclusive jurisdiction to settle any disputes in connection with the Plan, including the validity, invalidity, breach or termination thereof, and accordingly the parties irrevocably submit to the jurisdiction of the British Virgin Islands courts.

19.3.   The acceptance of any Option or any related right implies the consent to the choice of law and jurisdiction set in this Article 19.

19.4.   By executing an Option Agreement, the Participant expressly acknowledges and accepts the terms and conditions of the Plan and all its related documents, as well as the powers of the Board of Directors to complete, interpret and implement it through further documents which it may from time to time determine necessary or relevant.

20.  Article 20

EFFECTIVE DATE

This Plan is effective from [DATE].

IN WITNESS THEREOF, the parties have read and agreed on the Employee Share Option Plan in duplicate as of the time and place first above written.

SEALSQ CORP	Participant

Date: __________________	Date: __________________

SCHEDULE 1

FORM OF OPTION AGREEMENT

SEALSQ CORP SHARE OPTION PLAN

This OPTION AGREEMENT is made on [DATE], by and between SEALSQ Corp is a company limited by shares incorporated under the laws of the British Virgin Islands with registered number 2095496 (the "Company") and [NAME] (the "Participant").

In consideration of the mutual covenants and agreements herein contained and pursuant to the Company’s Share Option Plan dated [DATE] (the "Plan"), the Company and the Participant agree as follows:

The Company grants to the Participant the following number of Options according to the terms and conditions contained in the Plan and in this Option Agreement:

Number of Options:	[Number]

Class of Shares into
which Options are
Exercisable:	[Class F Shares][Ordinary Shares][OTHER]

Strike Price:	[Strike Price]

Grant Date:	[Grant Date]

Vesting Date:	[Grant Date]
OR
[OTHER DEFINED DATE]
OR
[Subject to limitations of applicable securities laws and regulations, the Options Grant shall vest gradually on a straight line basis over a period of three years from the Grant Date until exhaustion of such Options Grant, provided however that the Participant may not exercise any Options of such Options Grant during the first year starting from the Grant Date where the Grant Date falls within the first year of employment or contractual relationship of the Participant with the Company, any of its Subsidiaries or its Parent. Notwithstanding this, in the event of a Change of Control, all Options held by the Participants shall vest immediately.]

Exercise Period:	[An indefinite period from the Vesting Date, subject to the provisions of the Plan]
OR
[From the Vesting Date until the Option Term as detailed below:]

No. of Options	Vesting Date	Option Term

The signature of this Option Agreement by the Participant implies his or her express and complete acceptance of the terms set forth in the Plan, in this Option Agreement or in any other document related hereto, including any tax ruling obtained by the Company in connection with the Plan. Furthermore the Participant hereby accepts the powers of the Board of Directors to administer the Plan at its absolute discretion, to complete, interpret and implement the documents herein referred through further documentation to the extent necessary or relevant and to decide on all issues in absolute discretion. The Participant agrees to be bound by the decisions of the Board of Directors.

All notices to the Company shall be delivered to SEALSQ Corp, c/o WISeKey International Holding AG, Avenue Louis-Casaï 58, 1216 Cointrin, Switzerland, attn Share Option Plan Administrator, and all notices to the Participant may be given to the Participant personally or may be mailed to the Participant c/o SEALSQ Corp or at such other address as the Participant may designate by written notice to the Company.

This Option Agreement and any related document shall be governed exclusively by the laws of the British Virgin Islands.

The courts of the British Virgin Islands shall have exclusive jurisdiction to settle any disputes in connection with the Plan, including the validity, invalidity, breach or termination thereof, and accordingly the parties irrevocably submit to the jurisdiction of the British Virgin Islands courts.

IN WITNESS THEREOF, the parties have executed this Option Agreement in duplicate as of the time and place first above written.

_________________________________	_________________________________
SEALSQ Corp	Participant

_________________________________	_________________________________
Date	Date

SCHEDULE II

FORM OF OPTION EXERCISE NOTICE

SEALSQ CORP SHARE OPTION PLAN

__________________________

[Date of notice]

Share Option Plan Administrator
SEALSQ Corp

FAO: Nathalie Verjus, Company Secretary

Email Address: exercisenotice@sealsemi.com

Reference: [Name of Participant]: Share Option Plan.

Capitalized terms shall have the meaning set forth in the SEALSQ Corp F Share Option Plan dated [DATE].

I hereby exercise my Option(s) according to and under the terms and conditions of the SEALSQ Corp F Share Option Plan dated [DATE] (the "Plan") and the Option Agreement dated [DATE], as follows:

Grant Date of the Options:	___________________;
Strike Price:	___________________;
Number of Options exercised:	___________________.

Such Options represent my right to purchase and receive from the Company and the obligation of the Company to issue to me a number of [par value US$0.05 each ("Class F Shares")][par value US$0.01 each ("Ordinary Shares")][OTHER] registered shares, at the above mentioned issue price.

I declare that the issue price of US$ ________________ per [Class F Share][Ordinary Share][OTHER] (i.e., a total issue price of US$ ________________ for the [Class F Shares][Ordinary Shares][OTHER] to be issued to me) will be paid by me to the following bank account of the Company: [CONFIRM BANK ACCOUNT DETAILS FOR SEAL].

The newly issued Shares shall be delivered to:

Name of account holder: ____________________________________________________

Receiving Bank name: ______________________________________________________

Account number: __________________________________________________________

Name of contact at the receiving bank: __________________________________________

Email of contact at the receiving bank ___________________________________________

Telephone of contact at the receiving bank _______________________________________

___________________________

[Participant Name]